UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020 (July 17, 2020)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

The information related to the non-executive director letters of appointment set forth under Item 5.02 is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2020, Ms. Sarah O’Connor and, on July 20, 2020, Mr. Thomas A. Bologna, each of whom is a director on the Board of Directors (the “Board”) of Quotient Ltd. (the “Company”), informed the Board that they will not be standing for re-election to the Board at the Company’s 2020 annual general meeting of shareholders (the “2020 AGM”), which the Company expects to be held in October 2020. Ms. O’Connor’s and Mr. Bologna’s decisions not to stand for re-election to the Board were not the result of any disputes or disagreements with the Company on any matter relating to the Company’s operations, policies or practices. In connection with these decisions, the non-executive director letters of appointment to which each of Ms. O’Connor and Mr. Bologna is a party with the Company, a form of which is filed as exhibit 10.27 to Amendment No. 5 (filed April 15, 2014) to the Company’s Registration Statement on Form S-1 (Registration No. 333-194390), will terminate as of the date of the 2020 AGM. In addition, all of Ms. O’Connor’s and Mr. Bologna’s issued but unvested restricted share units will remain outstanding and vest on their regularly scheduled vesting dates. Furthermore, all of Ms. O’Connor’s and Mr. Bologna’s issued but unvested share options will vest at the expiration of their current terms of service.

On July 22, 2020, the Board appointed Dr. Isabelle Buckle, Ph.D. and Dr. Catherine Larue, Ph.D. to the Board, effective as of September 1, 2020. In connection with the appointments of Dr. Buckle and Dr. Larue, the Company increased the size of the Board to 10 directors, effective as of September 1, 2020. The Company expects the size of the Board will return to eight directors at the 2020 AGM, as a result of Ms. O’Connor’s and Mr. Bologna’s decisions not to stand for re-election. Upon completion of the 2020 AGM, Dr. Larue will join the Board’s Audit Committee, and Dr. Buckle will join the Board’s Nominating and Corporate Governance Committee.

Dr. Isabelle Buckle, 58, serves as Executive Vice-President of Technology Transfer and Industrial Partnership at Institut Pasteur, a private non-profit foundation with global outreach, dedicated to research, teaching and public health initiatives in the field of emerging viruses, infections, epidemics and diseases. Dr. Isabelle Buckle has over 25 years of scientific commercial and business experience in the biotechnology sector, including previously serving as Global Vice President of Clinical Mass Spectrometry at Bruker Daltonics, CEO and Chairman at InGen Biosciences (an in vitro diagnostics group headquartered in France), Global Head European Pharma’s Accounts at Life Technologies (now part of Thermo Fisher Scientific), and Regional Director Head of Business Development at Ciphergen Biosystems Inc. Dr. Buckle holds a Ph.D. in Biochemistry from the University Paris VII, Institut Pasteur.

Dr. Catherine Larue, 64, serves as Director of External Affairs at the Integrated Biobank of Luxemburg (IBBL), which is organized within the Luxemburg Institute of Health (LIH) and dedicated to supporting biomedical research, providing biospecimen and biobanking services and infrastructure for applied medical research. Dr. Catherine Larue began her career at Sanofi in the cardiovascular R&D department before joining Sanofi Diagnostics Pasteur in Minneapolis, Minnesota, where she was responsible for assay development on the Access instrument in the immunodiagnostic area. Dr. Larue also served as a Director of business unit at Bio-Rad Laboratories, Inc., and Executive Vice President of Biomarkers at GENFIT, before serving as CEO of IBBL. Dr. Larue has authored 87 publications (h index 19) and filed 13 patents, while also creating and chairing the “Biomarkers Group” in the Competitiveness Bio-cluster (Medicen, Paris). She sits on the boards of Fondation ARC, an organization of public utility focused on cancer research, Genfit a biopharmaceutical company, and Information Technology for Translational Medicine (ITTM S.A.), a clinical data processing company. Dr. Larue holds a Ph.D. in immunology from the University of Rouen and a Master in Business Administration from St. John’s University and ISM Paris.

In connection with their appointments, on September 1, 2020, the Company expects to grant Dr. Buckle and Dr. Larue share options and restricted share units having an aggregate value of $53,334, the terms of which will be determined on the date of grant consistent with the Company’s non-employee director compensation program. In addition, on September 1, 2020, the Company will grant each of Dr. Buckle and Dr. Larue share options providing for the right to purchase $100,000 of Quotient’s ordinary shares, at a price equal to the closing price of the Company’s ordinary shares as reported on the Nasdaq Global Market on the date of grant (the “Additional Share Options”). The grants of Additional Share Options, which will be issued outside of the Company’s 2014 Stock Incentive Plan, were approved by the Board and the Remuneration Committee of the Board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Dr. Buckle’s and Dr. Larue’s joining Quotient’s Board. The Additional Share Options will vest in three equal installments on each first, second and third anniversary of the grant date. The Additional Share Options will have a term of ten years. The Additional Share Options will be forfeited if not exercised before the expiration of their term. In addition, in the event Dr. Buckle’s or Dr. Larue’s board service is terminated, any Additional Share Options not vested shall be forfeited upon termination. In connection with their service on the Board and any committees thereof, Dr. Buckle and Dr. Larue will each receive a cash retainer and have business expenses reimbursed, if any, that our non-employee directors that are unaffiliated with our significant shareholders are eligible to receive and have reimbursed under our non-employee director compensation program. The Company also expects to enter into indemnification agreements with Dr. Buckle and Dr. Larue, in substantially the same form the Company’s other directors have entered, which form is filed as an exhibit to Amendment No. 4 (filed April 14, 2014) to the Company’s Registration Statement on Form S-1 (Registration No. 333-194390).

Item 8.01 Other Events.

On July 22, 2020, the Board adopted immaterial amendments to the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), which amendments (i) deleted section 5.10(a) of the 2014 Plan, which previously provided for certain specified automatic equity award grants to new non-employee directors, and (ii) amended section 5.10(b) of the 2014 Plan so that, instead of providing for certain specified automatic equity award grants to non-employee directors at each annual meeting of shareholders, the 2014 Plan now provides that such grants will instead be made based on the Company’s non-employee director compensation program, as in effect from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2020

QUOTIENT LIMITED

By:	/s/ Franz Walt
	Name:	Franz Walt
	Title:	Chief Executive Officer